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                          SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549



                                       FORM 8-K



                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934





          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  OCTOBER 9, 1997



                                TOWER AUTOMOTIVE, INC.
                (Exact Name of Registrant as Specified in its Charter)


                                       DELAWARE
                    (State or Other Jurisdiction of Incorporation)



        1-12733                                       41-1746238
(Commission File Number)               (I.R.S. Employer Identification No.)


                   4508 IDS CENTER, MINNEAPOLIS, MINNESOTA    55402
              (Address of Principal Executive Offices)  (Zip Code)


                                    (612) 342-2310
                 (Registrant's Telephone Number, Including Area Code)



                                    NOT APPLICABLE
            (Former Name or Former Address, if Changed Since Last Report)


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Item 2.       ACQUISITION OR DISPOSITION OF ASSETS

    On October 9, 1997, Tower Automotive, Inc. through, its wholly owned subsidiary R.J. Tower Corporation, (the Company) completed an agreement to become a partner in Metalsa, S.A. de C.V. (Metalsa) with Promotora de Empresas Zano, S.A. de C.V. (Proeza). Metalsa is the largest manufacturer of vehicle frames and structures in Mexico. Metalsa's operations are headquartered in Monterrey, Mexico, with manufacturing facilities in Monterrey and San Luis Potosi, Mexico. Revenues for the year ended December 31, 1996 and eight months ended August 31, 1997 were $160 million and $125 million, respectively. Customers include Chrysler, General Motors, Ford, Nissan and Mercedes Benz.

    Under the terms of the agreement, the Company acquired a 40% equity interest in Metalsa. The Company and Metalsa also entered into a license agreement which grants Metalsa the rights to use certain technology owned by the Company. As consideration for the license agreement, Metalsa agreed to pay the Company a royalty equal to 1.5% of Metalsa's net revenues. In addition, the Company, Metalsa and Proeza agreed to cooperate with respect to the sharing of product and process technology, the marketing of the companies' products in the United States, Canada and Mexico and the pursuit of strategic acquisition and joint venture opportunities in South America. In connection with this agreement, the Company paid $120 million to Proeza, with an additional amount of up to $45 million payable based upon the net earnings of Metalsa in 1998, 1999 and 2000. The acquisition was financed with proceeds from borrowings under the Company's $750 million revolving credit facility. The consideration related to this transaction was determined by negotiations between the parties.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)  Financial statements of businesses acquired.

              Pursuant to the requirements of Rule 3-05 of Regulation S-X, financial statements of the business acquired are not required to be included in this filing and have therefore been omitted.

         (b)  Pro forma financial information.

              Pro forma financial information is not required to be included in this filing and has therefore been omitted.

         (c)  Exhibits.

              2.1 Joint Venture Agreement by and among Promotora de Empresas Zano, S.A. de C.V., Metalsa, S.A. de C.V. and R.J. Tower Corporation dated as of September 26, 1997.

              99.1 Press release dated October 9, 1997 - Tower Automotive, Inc.
                   Completes Mexican Partnership Arrangement.


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                                      SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  TOWER AUTOMOTIVE, INC.



DATE:  OCTOBER 9, 1997            BY:/S/ANTHONY A. BARONE
                                     ---------------------------------------
                                  NAME:  ANTHONY A. BARONE
                                  TITLE:  VICE PRESIDENT AND CHIEF FINANCIAL
                                          OFFICER (PRINCIPAL ACCOUNTING AND
                                          FINANCIAL OFFICER)